UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 18, 2016
Date of Report

Cantabio Pharmaceuticals Inc.
(Exact name of small business issuer as specified in its charter)

Delaware	000-54905	99-0373067
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2225 East Bayshore Road #223 Palo Alto, California (Address of principal executive offices)		94303 (Zip Code)

(650)320-1765
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

a)           Previous Independent Accountant

On February 17, 2016, KLJ & Associates, LLP (“KLJ”) resigned as the principal independent registered public accounting firm for Cantabio Pharmaceuticals Inc. (the “Company”).  The Audit Report of KLJ, dated August 7, 2015, on the Company’s financial statements for the past fiscal year did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except that the report dated August 7, 2015 for the fiscal year ended March 31, 2015 contained statements indicating there is substantial doubt about the Company’s ability to continue as a going-concern.  Since August 4, 2014, the date of KLJ’s appointment as the Company’s independent registered public accounting firm, and up to and including the date of KLJ’s resignation, there have been no disagreements with KLJ on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of KLJ, would have caused them to make reference thereto in their report on the financial statements for such periods.

On February 23, 2016, the Company provided a copy of this report on Form 8-K to KLJ, requesting their comments on the information contained herein.  The responsive letter from KLJ is herewith filed as an exhibit to this current report on Form 8-K as Exhibit 16.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits.

EXHIBIT INDEX

Exhibit	Description

16.1	Responsive Letter from KLJ & Associates, LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANTABIO PHARMACEUTICALS INC.
Date: February 23, 2016	By: /s/ Thomas Roger Sawyer Name: Thomas Roger Sawyer Title: CEO